Exhibit 99.1

Investor Contact:          Valda Colbart, 419-784-2759, rfcinv@rurban.net

RURBAN FINANCIAL CORP. REPORTS A PARALLEL 2009 SECOND QUARTER

DEFIANCE, Ohio, July 15, 2009 — Rurban Financial Corp. (NASDAQ: RBNF), a leading provider of full-service community banking, investment management, trust services and bank data and item processing, reported second quarter 2009 earnings of $1.00 million, or $0.20 per diluted share, compared to the $1.36 million, or $0.28 per diluted share, reported in second quarter 2008.  Core operating earnings were essentially even at $1.29 million excluding one-time items recorded during the quarter. These one-time pre-tax charges include increased loan loss reserve building of $500 thousand, a special FDIC insurance assessment of $300 thousand and $190 thousand in professional fees associated with the planned spin-off of RDSI Banking Systems and merger of RDSI with New Core Holdings, Inc. d/b/a New Core Banking Systems (“New Core”). Partially off-setting the one-time charges were a $424 thousand gain on the sale of securities taken as part of a portfolio restructuring and recognition of $125 thousand recapture of the valuation allowance in Originated Mortgage Servicing Rights (OMSR’s) due to the rise in mortgage rates.

For the first half of 2009, consolidated earnings were $2.11 million, or $0.43 per diluted share, compared to $2.47 million, or $0.50 per diluted share, recorded for the first half of 2008. The year-to-date earnings have been impacted by $700 thousand in additional loan loss reserves, $300 thousand in a special FDIC insurance assessment and $257 thousand in professional fees associated with the planned RDSI spin-off and merger of RDSI with New Core. Offsetting these costs were gains from the sale of securities of $477 thousand. Excluding the after-tax impact of all these one-time items, core earnings were $2.63 million, or $0.54 per diluted share, for the first half of 2009.

“Although the second quarter and year-to-date earnings are slightly lower, there are many positive developments in the quarterly results. Loan growth continued at a 6.6 percent annualized rate, mortgage banking production was beyond our expectations, and the banking segment interest margin improved to 4.04 percent for the quarter. The first half of the year also completed our integration of the Williams County banking centers acquired in the year-end 2008 acquisition of National Bank of Montpelier,” commented Kenneth A. Joyce, President and CEO of Rurban Financial Corp.  “We continue to report encouraging earnings despite the challenges we and the banking industry continue to face on the asset quality front. We had a nominal increase in our non-performing assets for the quarter, (up 15 basis points), and we have not experienced discernable signs of an improving economy within our operating sphere. We therefore, expect to continue to see nominal increases in non-performers and reserve levels well within our earnings capability.”

The Banking Segment reported earnings of $1.05 million in the second quarter of 2009 compared to $1.22 million in the second quarter of 2008 and $863 thousand in the first quarter of 2009.

RDSI earned $608 thousand during the second quarter 2009, a slight decrease from the $640 thousand earned in the year-ago quarter, and a $160 thousand decrease compared to the first quarter 2009 results of $768 thousand, which, historically, is high due to year-end processing charges.

Highlights of Rurban’s consolidated 2009 second quarter performance include:

•
RDSI, the Company’s data and item processing segment, announced during the second quarter that it has partnered with New Core to be the exclusive provider of New Core’s Single Source™ banking application to the banking industry.  As part of this partnership, RDSI and New Core have also entered into a plan of merger that, if completed, would be consummated by the end of 2010. A prerequisite of this merger would be the spin-off of RDSI from Rurban, resulting in RDSI becoming a separate, independent public company. During the second quarter, the Holding Company recorded $190 thousand in professional services fees associated with the planned merger and spin-off, which resulted in the decline in earnings compared with the 2009 first quarter.

•
The State Bank and Trust Company continued to substantially increase mortgage production.  Total mortgage production for the second quarter was $66.7 million compared to $11.5 million for the previous year’s second quarter. On a year-to-date basis, mortgage production totaled $144.5 million, compared to $30.0 million for the first half of 2008.  This production improvement is the result of the Bank’s 2008 investment in mortgage production initiatives, such as our Columbus, Ohio Loan Production Office and the building of our mortgage production staff in its operating footprint. The Bank recorded a $125 thousand recovery of the $250 thousand in impairment on mortgage servicing rights during the quarter. The mortgage loan servicing portfolio increased to $158 million from $122 million in the first quarter and $59.4 million from the year-ago quarter.

•
During the quarter State Bank elected to sell $12 million in mortgage backed securities. This is part of an on-going strategy to restructure State Bank’s balance sheet to a more “asset sensitive” position. This sale also provided for $424 thousand in gains on the sale of securities. As a result of this strategy, the one year maturity gap has moved from a negative gap of $43 million to a positive gap of $3 million. This restructuring will result in giving up short-term earnings, but should improve long-term earnings as rates increase.

•
As previously announced by the FDIC, all banks received a 5 basis point special assessment on asset balances (less Tier 1 capital) at June 30, 2009. The Bank expensed $300 thousand during the quarter for this special FDIC assessment. The FDIC also announced that an additional 5 basis point special assessment later in 2009 is probable. Year-to-date FDIC fees were $389 thousand for 2009 through the second quarter, compared to $24 thousand for the same period in 2008.

The following chart and narrative reflect the combined results of Rurban across both of its business segments, banking and data / item processing:

CONSOLIDATED – SECOND QUARTER RESULTS
(Dollars in thousands except per share data)

Earnings:	2Q 2009	1Q 2009	2Q 2008
Net interest income	$5,361	$5,016	$4,432
Non-interest income	7,897	7,448	6,801
Revenue	13,258	12,464	11,233
Provision (credit) for loan losses	799	495	213
Non-interest expense	11,108	10,475	9,111
Net income	1,003	1,104	1,356
Diluted EPS	$0.20	$0.23	$0.28

Net interest income increased to $5.36 million for the quarter, compared to $4.43 million for the second quarter of 2008. This 21.0 percent increase is due primarily to the acquisition of the five banking centers in Williams County, coupled with a 21 basis point improvement in State Bank’s net interest margin for the year-over-year period.  Further margin improvement appears possible, as excess liquidity from the growth in deposits and sale of securities is invested in higher-yielding loans. Loan growth totaled $7.17 million, or 6.6 percent on an annualized basis for the quarter.

Non-interest income totaled $7.90 million in the second quarter of 2009, compared to $6.80 million for the 2008 second quarter. Mortgage banking revenue increased gain on sale of loans to $938 thousand from the $183 thousand for the 2008 second quarter. The previously mentioned gain on sale of securities of $424 thousand also contributed to this increase. Trust fees declined by $175 thousand from the current quarter, compared to the year-ago quarter, due to the decline in the equity market valuations. Data Processing revenue was unchanged for the second quarter of 2009 compared to 2008.

Non-interest expense for the 2009 second quarter totaled $11.11 million compared to $9.11 million for the second quarter of 2008, for an increase of $2.00 million. Approximately $407 thousand is attributable to the core operating expenses related to the December 2008 acquisition of the Williams County banking centers. Also contributing to the increase was the aforementioned special FDIC insurance assessment of $300 thousand, and the $190 thousand in professional fees associated with the planned RDSI spin-off and merger of RDSI with New Core. Mortgage banking expenses increased by $572 thousand from the second quarter 2009 compared to the second quarter 2008. The 2008 second quarter included the recovery of $200 thousand in legal fees associated with RFCBC, Inc., increasing the variance to last year. Exclusive of these adjustments, non-interest expense increased 3.60 percent over the year-ago quarter.

CONSOLIDATED BALANCE SHEET

Total assets were $661.5 million on June 30, 2009, up $85.0 million from 12 months ago due to the National Bank of Montpelier acquisition, but down slightly, $4.27 million, from the linked-quarter. Net loans were $441.2 million at June 30, 2009, up $36.8 million from twelve months ago and up $7.17 million compared to last quarter.  Total deposits were $473.0 million at June 30, 2009, up $70.4 million from twelve months ago and down $14.6 million from first quarter 2009. Total available-for-sale securities decreased by $17.9 million to $110.0 million at June 30, 2009, compared to the first quarter balance of $127.9 million. Total shareholders’ equity increased to $63.4 million at June 30, 2009, compared to $59.4 million for the year-ago quarter, and decreased slightly from the $63.6 million for the first quarter 2009.

BANK OPERATING RESULTS

Reported by the Banking Segment for the second quarter of 2009 were earnings of $1.05 million, compared to $1.22 million for the second quarter of 2008, and $863 thousand for first quarter 2009.

Mr. Joyce commented, “We continue to navigate through asset quality headwinds within the banking industry. The good news is we have experienced five straight months of declining loan delinquencies, and the current delinquency rate of 2.49 percent is encouraging. To ensure adequate loan loss coverage, we increased our reserve for loan losses by an additional $500 thousand over the $300 thousand budgeted amount. The special FDIC assessment came to the industry at a difficult time, and it was sizable, $300 thousand for The State Bank and Trust Company. Our core banking franchise continues to grow quality loans and mortgage banking was strong, but slowing, toward the end of the second quarter due to rising rates.”

Total loans were $441.2 million at June 30, 2009 up from $404.4 million from the year-ago quarter and up from the $434.1 million reported in the first quarter of 2009. Loan growth continues to be generated from all markets, with the largest portion of the growth coming from our Columbus market.

Total deposits at June 30, 2009 were $473.0 million, compared to $487.6 million at March 31, 2009 and $402.6 million for the year-ago quarter. The cost of deposits dropped to 1.37 percent for the second quarter 2009, compared to the year-ago quarter cost of 2.51 percent. State Bank’s deposit mix continues to shift toward core transaction deposits (DDA, NOW, SAV & MMA), which accounted for 53.6 percent of total deposits for second quarter 2009, compared with 48.6 percent for the year-ago second quarter. Core transaction growth continues to be driven by the High Performance Checking Account Program and a relentless effort to cross-sell additional products.

“We continue to aggressively manage both sides of the balance sheet, which is paying dividends, as not many Ohio banks are reporting a margin above 4.00 percent. Our focus on core transaction accounts, layering in some longer-term alternative funding, and shifting the balance sheet toward asset sensitivity should provide for a strong margin as we enter the next rate cycle,” stated Mr. Joyce.

ASSET QUALITY

The Provision for Loan Losses was $799 thousand in the second quarter of 2009, compared to $213 thousand in the second quarter of 2008 and $495 thousand for the linked-quarter. The additional Loan Loss Provision of $500 thousand over the budgeted amount of $300 thousand per quarter is reflective of declining asset quality on four specific credits. During the quarter, additional specific allocations of $1.1 million were allocated to these four credits. These additional reserves were offset by several credits improving and the associated reserves were accordingly reduced. For the second quarter of 2009, net charge-offs totaled $275 thousand, or 0.25 percent of average loans on an annualized basis, compared to $167 thousand, or 0.15 percent of average loans for the linked-quarter. Total non-performing assets increased by $930 thousand over the previous quarter’s balances moving up slightly to 1.74 percent of assets, versus 1.59 percent for the first quarter. The following chart and narrative summarizes the asset quality picture:

(Dollars in thousands except percent data)

ASSET QUALITY	2Q 2009	1Q 2009	2Q 2008
Net charge-offs	$275	$167	$(18)
Net charge-offs to avg. loans (Annualized)	0.25%	0.15%	(0.02%)
Non-performing loans	$10,173	$9,163	$5,141
OREO + OAO	$1,346	$1,426	$1,566
Non-performing assets (NPA’s)	$11,519	$10,589	$6,707
NPA / Total assets	1.74%	1.59%	1.16%
Allowance for loan losses	$5,873	$5,349	$4,247
Allowance for loan losses / Loans	1.33%	1.23%	1.04%

Non-performing assets (loans + OREO + OAO=NPA) were $11.5 million, or 1.74 percent, of total assets at June 30, 2009, an increase of $4.81 million from a year-ago and $930 thousand from the linked-quarter. In addition to the above mentioned non-performers, management continues to be very proactive in reaching out to customers to restructure loans. Total restructured loan balances were $7.00 million for the second quarter, compared to $6.80 million reported last quarter. All loans that were restructured are currently paying under the new terms.

The Bank has very minimal exposure in real estate development loans, which appears to be the category having the most risk in the current economy. The Bank’s total outstanding balance of loans within this category is $2.7 million, with most of the balances being non-performing and for which, we believe, we have adequately reserved. As previously discussed, delinquencies have been improving over the last five months and are at 2.49 percent at quarter-end, which is considerably better than national averages.

RDSI OPERATING RESULTS

The Data and Item Processing Segment reported second quarter 2009 net income at $608 thousand, compared to $640 thousand reported for the prior-year second quarter. Mr. Joyce commented, “RDSI performance year-to-date has been consistent because of its stable revenue and disciplined control of expenses.” Total revenue for second quarter of 2009 was $5.32 million, virtually unchanged from the $5.29 million reported for the second quarter of 2008.

As of June 2009, RDSI clients totaled 117 banking organizations. RDSI provided Data Processing services to 76 clients and Item Processing services to a total of 92 clients.

Operating expenses were $4.39 million for second quarter 2009, up $78 thousand, or 1.80 percent, from the second quarter of 2008. The increase was due largely to software expenses increasing $80 thousand, which is associated with additional product offerings.

Mr. Joyce concluded, “We continue to be pleased with RDSI’s contribution to Rurban’s overall performance and RDSI was a key component to the success we achieved in the first half of 2009. As we stated in an earlier press release, we plan to spin-off RDSI within the next 18 months and merge RDSI with New Core. We also disclosed in a Form 8K filed on May 29, 2009, that Information Technology, Inc. and Fiserv Solutions, Inc. (collectively, “Fiserv”) delivered notices to RDSI stating their intention to terminate a series of license agreements and filed a lawsuit against RDSI in Nebraska seeking a declaratory judgment regarding Fiserv’s ability to terminate those license agreements.  Pursuant to the license agreements, RDSI licenses Fiserv’s Premier software products which it has used to provide data processing services to many of its financial institution customers. An agreement is being negotiated, while the legal action is being currently stayed. RDSI believes that its data processing customers will have the choice of moving their processing to Fiserv or remaining with RDSI and being processed on Single Source™. The result could be the loss of some clients now being serviced by RDSI that choose to move their processing to Fiserv. The positive, is that we believe RDSI and Single Source™ will likely have a sizable installed base, marking an exceptional start for a new core system and an exciting beginning point for an independent RDSI. While there will be many short-term challenges, we are excited about RDSI’s long-term business opportunities as we create an exciting platform with strong possibilities for market share growth.”

ABOUT RURBAN FINANCIAL CORP.

Rurban Financial Corp. is a publicly-held financial services holding company based in Defiance, Ohio.  Rurban’s wholly-owned subsidiaries are The State Bank and Trust Company, including Reliance Financial Services and RDSI Banking Systems (RDSI), including DCM.  The State Bank and Trust Company offers financial services through its 20 banking centers in Allen, Defiance, Fulton, Lucas, Paulding, Williams and Wood Counties, Ohio and Allen County, Indiana and a Loan Production Office in Franklin County, Ohio.  Reliance Financial Services, a division of the Bank, offers a diversified array of trust and financial services to customers throughout the Midwest.  RDSI and DCM provide data and item processing services to community banks in Arkansas, Florida, Illinois, Indiana, Kansas, Michigan, Missouri, Nebraska, Nevada, Ohio and Wisconsin.  Rurban’s common stock is quoted on the NASDAQ Global Market under the symbol RBNF.  The Company currently has 10,000,000 shares of stock authorized and 4,863,079 shares outstanding.  The Company's website is http://www.rurbanfinancial.net.

FORWARD-LOOKING STATEMENTS

Certain statements within this document, which are not statements of historical fact, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements involve risks and uncertainties and actual results may differ materially from those predicted by the forward-looking statements.  These risks and uncertainties include, but are not limited to, risks and uncertainties inherent in the national and regional banking, insurance and mortgage industries, competitive factors specific to markets in which Rurban and its subsidiaries operate, future interest rate levels, legislative and regulatory actions, capital market conditions, general economic conditions, geopolitical events, the loss of key personnel and other factors.  Certain statements within this document regarding the current litigation and dispute between RDSI and Fiserv also involve risks and uncertainties that include, but are not limited to, that the litigation may result in an adverse determination regarding RDSI’s right to continue to license the Fiserv Premier software products, that existing customers of RDSI may move their processing to Fiserv, and that the litigation may result in significant costs and expenses and could divert management’s attention and resources, which would have a material adverse affect on RDSI’s business, financial condition and results of operations.

Forward-looking statements speak only as of the date on which they are made, and Rurban undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made, except as required by law.  All subsequent written and oral forward-looking statements attributable to Rurban or any person acting on our behalf are qualified by these cautionary statements.

ADDITIONAL INFORMATION REGARDING PLANNED SPIN-OFF OF RDSI

If and when the Board of Directors of Rurban decides to proceed with the planned spin-off of RDSI, Rurban and/or RDSI will file with the SEC a registration statement concerning the spin-off and the merger transaction between RDSI and New Core.  That registration statement would include a combined prospectus for the offer and sale of RDSI common shares, as well as an information statement or proxy statement to be delivered to the New Core shareholders in connection with the approval of the merger transaction by the New Core shareholders. The combined prospectus and information statement/proxy statement and other documents filed by Rurban and/or RDSI with the SEC will contain important information about Rurban, RDSI, New Core and the merger transaction. WE URGE INVESTORS AND NEW CORE SHAREHOLDERS TO READ CAREFULLY THE COMBINED PROSPECTUS AND INFORMATION STATEMENT/PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC, INCLUDING ANY AMENDMENTS OR SUPPLEMENTS ALSO FILED WITH THE SEC.  NEW CORE SHAREHOLDERS IN PARTICULAR SHOULD READ THE COMBINED PROSPECTUS AND INFORMATION STATEMENT/PROXY STATEMENT CAREFULLY BEFORE MAKING A DECISION CONCERNING THE MERGER TRANSACTION.  Investors and shareholders will be able to obtain a free copy of the combined prospectus and information statement/proxy statement — along with other filings containing information about Rurban and RDSI — at the SEC’s website at http://www.sec.gov.  Copies of the combined prospectus and information statement/proxy statement, and the filings with the SEC incorporated by reference in the combined prospectus and information statement/proxy statement, can also be obtained free of charge by directing a request to Rurban Financial Corp., 401 Clinton Street, Defiance, Ohio 43512; Attention: Ms. Valda Colbart, Investor Relations Officer; Telephone:  (419) 784-2759.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation, or sale is unlawful before registration or qualification of the securities under the securities laws of the jurisdiction.  No offer of securities shall be made except by means of a prospectus satisfying the requirements of Section 10 of the Securities Act of 1933, as amended.

RURBAN FINANCIAL CORP.
CONSOLIDATED BALANCE SHEETS
June 30, 2009 and December 31, 2008 and June 30, 2008

	June	December	June
	2009	2008	2008
	(Unaudited)		(Unaudited)
ASSETS
Cash and due from banks	$25,617,514	$18,059,532	$11,876,639
Federal funds sold	-	10,000,000	-
Cash and cash equivalents	25,617,514	28,059,532	11,876,639
Available-for-sale securities	109,988,049	102,606,475	96,706,231
Loans held for sale	13,310,045	3,824,499	2,644,049
Loans, net of unearned income	441,217,413	450,111,653	404,434,895
Allowance for loan losses	(5,873,146)	(5,020,197)	(4,246,794)
Premises and equipment, net	16,636,308	17,621,262	15,128,647
Purchased software	5,567,099	5,867,395	4,656,742
Federal Reserve and Federal Home Loan Bank Stock	3,748,250	4,244,100	4,105,000
Foreclosed assets held for sale, net	1,346,449	1,384,335	1,479,561
Accrued interest receivable	2,512,786	2,964,663	2,757,523
Goodwill	21,414,790	21,414,790	13,940,618
Core deposits and other intangibles	5,392,114	5,835,936	4,788,465
Cash value of life insurance	12,845,586	12,625,015	12,393,478
Other assets	7,821,698	6,079,451	5,847,772

Total assets	$661,544,955	$657,618,909	$576,512,826

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits
Non interest bearing demand	$52,755,779	$52,242,626	$41,419,072
Interest bearing NOW	77,890,648	73,123,095	57,503,181
Savings	37,978,225	34,313,586	24,980,849
Money Market	84,810,835	82,025,074	71,656,108
Time Deposits	219,558,052	242,516,203	206,998,707
Total deposits	472,993,539	484,220,584	402,557,917
Notes payable	2,563,687	1,000,000	-
Advances from Federal Home Loan Bank	40,466,373	36,646,854	37,808,264
Fed Funds Purchased	10,000,000	-	3,600,000
Repurchase Agreements	42,703,632	43,425,978	44,509,511
Trust preferred securities	20,620,000	20,620,000	20,620,000
Accrued interest payable	1,750,093	1,965,842	2,158,948
Other liabilities	7,034,918	8,077,647	5,896,457

Total liabilities	598,132,242	595,956,905	517,151,097

Shareholders' Equity
Common stock	12,568,583	12,568,583	12,568,583
Additional paid-in capital	15,102,913	15,042,781	14,964,795
Retained earnings	37,015,166	35,785,317	33,916,713
Accumulated other comprehensive income (loss)	478,565	(121,657)	(761,502)
Treasury stock	(1,752,514)	(1,613,020)	(1,326,860)

Total shareholders' equity	63,412,713	61,662,004	59,361,729

Total liabilities and shareholders' equity	$661,544,955	$657,618,909	$576,512,826

RURBAN FINANCIAL CORP.
CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Interest income
Loans
Taxable	$6,855,627	$7,023,308	$13,670,260	$13,831,504
Tax-exempt	25,390	20,469	50,847	41,819
Securities
Taxable	1,134,573	1,090,570	2,214,070	2,130,464
Tax-exempt	244,331	165,798	472,215	324,165
Other	29,745	15,380	29,877	112,789
Total interest income	8,289,666	8,315,525	16,437,269	16,440,741

Interest expense
Deposits	1,657,345	2,623,590	3,555,649	5,715,492
Other borrowings	33,411	9,483	47,803	26,989
Retail Repurchase Agreements	431,336	450,763	858,823	911,315
Federal Home Loan Bank advances	411,556	377,146	804,128	679,482
Trust preferred securities	394,629	422,385	793,614	858,089
Total interest expense	2,928,277	3,883,367	6,060,017	8,191,367

Net interest income	5,361,389	4,432,158	10,377,252	8,249,374

Provision for loan losses	798,850	212,997	1,293,992	405,215

Net interest income after provision
for loan losses	4,562,539	4,219,161	9,083,260	7,844,159

Non-interest income
Data service fees	4,956,034	4,948,783	9,928,583	10,213,348
Trust fees	641,033	815,734	1,224,656	1,670,841
Customer service fees	649,003	612,825	1,223,702	1,199,032
Net gain on sales of loans	938,345	183,145	2,016,392	457,748
Net realized gain on sales of securities	423,784	-	477,591	-
Net proceeds from VISA IPO	-	-	-	132,106
Investment securities recoveries	-	-	-	197,487
Loan servicing fees	103,863	55,220	171,736	118,160
Gain (loss) on sale of assets	16,241	(390)	(42,414)	(71,422)
Other income	169,488	185,841	345,050	399,371
Total non-interest income	7,897,791	6,801,158	15,345,296	14,316,671

Non-interest expense
Salaries and employee benefits	5,298,604	4,435,657	10,222,726	8,874,421
Net occupancy expense	911,719	511,179	1,584,120	1,077,195
Equipment expense	1,698,905	1,625,708	3,312,298	3,193,345
Data processing fees	208,726	104,792	344,462	201,359
Professional fees	642,988	284,536	1,141,043	855,223
Marketing expense	234,557	156,090	423,303	337,837
Printing and office supplies	117,335	119,686	331,877	305,738
Telephone and communication	399,835	421,858	806,228	843,787
Postage and delivery expense	514,490	535,813	1,123,512	1,138,447
State, local and other taxes	233,157	186,418	466,053	367,186
Employee expense	257,204	303,372	517,142	533,983
Other expenses	590,537	425,237	1,310,317	983,185
Total non-interest expense	11,108,057	9,110,346	21,583,081	18,711,706

Income before income tax expense	1,352,273	1,909,973	2,845,475	3,449,124
Income tax expense	348,687	554,149	738,336	983,944

Net income	$1,003,586	$1,355,824	$2,107,139	$2,465,180

Earnings per common share:
Basic	$0.20	$0.28	$0.43	$0.50
Diluted	$0.20	$0.28	$0.43	$0.50

RURBAN FINANCIAL CORP. CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
(dollars in thousands except per share data)	2009	2008	2009	2008
EARNINGS
Net interest income	$5,361	$4,432	$10,377	$8,249
Provision for loan loss	$799	$213	$1,294	$405
Non-interest income	$7,897	$6,801	$15,345	$14,317
Revenue (net interest income plus non-interest income)	$13,258	$11,233	$25,722	$22,566
Non-interest expense	$11,108	$9,111	$21,583	$18,712
Net income	$1,003	$1,356	$2,107	$2,465

PER SHARE DATA
Basic earnings per share	$0.20	$0.28	$0.43	$0.50
Diluted earnings per share	$0.20	$0.28	$0.43	$0.50
Book value per share	$13.04	$12.08	$13.04	$12.08
Tangible book value per share	$7.40	$8.41	$7.40	$8.41
Cash dividend per share	$0.09	$0.08	$0.18	$0.16

PERFORMANCE RATIOS
Return on average assets	0.61%	0.94%	0.64%	0.86%
Return on average equity	6.29%	9.09%	6.67%	8.27%
Net interest margin (tax equivalent)	3.82%	3.55%	3.74%	3.34%
Net interest margin - banking group	4.04%	3.83%	3.98%	3.64%
Non-interest expense / Average assets	6.71%	6.29%	6.51%	6.53%
Efficiency Ratio - bank (non-GAAP)	72.67%	69.85%	82.18%	72.83%

MARKET DATA PER SHARE
Market value per share -- Period end	$7.75	$9.52	$7.75	$9.52
Market as a % of book	59%	79%	59%	79%
Cash dividend yield	4.65%	3.36%	4.65%	3.36%
Period-end common shares outstanding (000)	4,864	4,914	4,864	4,914
Common stock market capitalization ($000)	$37,696	$46,781	$37,696	$46,781

CAPITAL & LIQUIDITY
Equity to assets	9.6%	10.3%	9.6%	10.3%
Period-end tangible equity to tangible assets	5.6%	7.4%	5.6%	7.4%
Total risk-based capital ratio (Estimate)	13.3%	15.7%	13.3%	15.7%

ASSET QUALITY
Net charge-offs / (Recoveries)	$275	$(18)	$442	$149
Net loan charge-offs (Ann.) / Average loans	0.24%	(0.02%)	0.20%	0.07%
Non-performing loans	$10,173	$5,141	$10,173	$5,141
OREO / OAOs	$1,346	$1,566	$1,346	$1,566
Non-performing assets	$11,519	$6,707	$11,519	$6,707
Non-performing assets / Total assets	1.74%	1.16%	1.74%	1.16%
Allowance for loan losses / Total loans	1.33%	1.04%	1.33%	1.04%
Allowance for loan losses / Non-performing Assets	51.0%	63.3%	51.0%	63.3%

END OF PERIOD BALANCES
Total loans, net of unearned income	$441,217	$404,435	$441,217	$404,435
Allowance for loan loss	$5,873	$4,247	$5,873	$4,247
Total assets	$661,545	$576,513	$661,545	$576,513
Deposits	$472,994	$402,558	$472,994	$402,558
Stockholders' equity	$63,413	$59,362	$63,413	$59,362
Full-time equivalent employees	309	273	309	273

AVERAGE BALANCES
Loans	$448,677	$404,756	$448,851	$397,338
Total earning assets	$575,240	$510,521	$568,754	$504,628
Total assets	$662,589	$579,004	$663,177	$572,914
Deposits	$483,882	$412,080	$487,079	$412,045
Stockholders' equity	$63,823	$59,671	$63,203	$59,628

RURBAN FINANCIAL CORP.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Unaudited)
	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr
(dollars in thousands except per share data)	2009	2009	2008	2008	2008
EARNINGS
Net interest income	$5,361	$5,016	$4,830	$4,448	$4,432
Provision for loan loss	$799	$495	$138	$146	$213
Non-interest income	$7,897	$7,448	$6,755	$6,989	$6,801
Revenue (net interest income plus non-interest income)	$13,258	$12,464	$11,585	$11,437	$11,233
Non-interest expense	$11,108	$10,475	$9,566	$9,279	$9,111
Net income	$1,003	$1,104	$1,328	$1,424	$1,356

PER SHARE DATA
Basic earnings per share	$0.20	$0.23	$0.27	$0.29	$0.28
Diluted earnings per share	$0.20	$0.23	$0.27	$0.29	$0.28
Book value per share	$13.04	$13.06	$12.63	$12.25	$12.08
Tangible book value per share	$7.24	$7.24	$7.06	$8.65	$8.41
Cash dividend per share	$0.09	$0.09	$0.09	$0.09	$0.08

PERFORMANCE RATIOS
Return on average assets	0.61%	0.66%	0.88%	0.99%	0.94%
Return on average equity	6.29%	7.04%	8.75%	9.54%	9.09%
Net interest margin (tax equivalent)	3.82%	3.67%	3.83%	3.56%	3.55%
Net interest margin (Bank Only)	4.04%	3.93%	4.06%	3.84%	3.83%
Non-interest expense / Average assets	6.71%	6.29%	6.31%	6.44%	6.29%
Efficiency Ratio - bank (non-GAAP)	72.67%	77.41%	73.15%	71.13%	69.85%

MARKET DATA PER SHARE
Market value per share -- Period end	$7.75	$7.90	$7.60	$9.00	$9.52
Market as a % of book	59%	60%	60%	73%	79%
Cash dividend yield	4.65%	4.56%	4.74%	4.00%	3.36%
Period-end common shares outstanding (000)	4,864	4,871	4,881	4,906	4,914
Common stock market capitalization ($000)	$37,696	$38,484	$37,099	$44,154	$46,781

CAPITAL & LIQUIDITY
Equity to assets	9.6%	9.6%	9.4%	10.3%	10.3%
Period-end tangible equity to tangible assets	5.6%	5.5%	6.6%	7.5%	7.4%
Total risk-based capital ratio (Estimate)	13.3%	13.5%	13.0%	16.5%	15.6%

ASSET QUALITY
Net charge-offs / (Recoveries)	$275	$167	$280	$336	$(18)
Net loan charge-offs (Ann.) / Average loans	0.25%	0.15%	0.27%	0.33%	(0.02%)
Non-performing loans	$10,173	$9,163	$5,178	$4,659	$5,141
OREO / OAOs	$1,346	$1,426	$1,409	$1,611	$1,566
Non-performing assets	$11,519	$10,589	$6,587	$6,270	$6,707
Non-performing assets / Total assets	1.74%	1.59%	1.00%	1.07%	1.16%
Allowance for loan losses / Total loans	1.33%	1.23%	1.12%	1.01%	1.04%
Allowance for loan losses / Non-performing Assets	51.0%	50.5%	76.2%	64.7%	63.3%

END OF PERIOD BALANCES
Total loans, net of unearned income	$441,217	$434,052	$450,112	$399,910	$404,435
Allowance for loan loss	$5,873	$5,349	$5,020	$4,057	$4,247
Total assets	$661,545	$665,813	$657,619	$585,022	$576,513
Deposits	$472,994	$487,634	$484,221	$406,454	$402,558
Stockholders' equity	$63,413	$63,621	$61,662	$60,117	$59,362
Full-time equivalent employees	309	306	306	271	273

AVERAGE BALANCES
Loans	$448,677	$448,271	$412,222	$401,790	$404,756
Total earning assets	$575,240	$561,566	$518,707	$506,760	$510,521
Total assets	$662,589	$666,292	$606,655	$576,774	$579,004
Deposits	$483,882	$490,526	$431,076	$403,064	$412,080
Stockholders' equity	$63,823	$62,692	$60,686	$59,717	$59,671

Rurban Financial Corp.
Segment Reporting
Three Months Ended June 30, 2009
($ in Thousands)

			Parent		Rurban
	Total	Data	Company	Elimination	Financial
Income Statement Measures	Banking	Processing	and Other	Entries	Corp.
Interest Income	$8,291	$30	$-	$(32)	$8,289

Interest Expense	2,501	64	395	(32)	2,928

Net Interest Income	5,790	(34)	(395)	-	5,361

Provision For Loan Loss	799	-	-	-	799

Non-interest Income	2,941	5,350	376	(770)	7,897

Non-interest Expense	6,505	4,394	979	(770)	11,108

Net Income QTD	$1,048	$608	$(653)	$-	$1,003

Performance Measures
Average Assets -QTD	$641,939	$22,166	$86,005	$(87,521)	$662,589

ROAA	0.65%	10.97%	-	-	0.61%

Average Equity - QTD	$67,760	$14,674	$63,823	$(82,434)	$63,823

ROAE	6.19%	16.57%	-	-	6.29%

Efficiency Ratio - %	72.67%	-	-	-	82.11%

Average Loans - QTD	$449,595	$2,044	$-	$(2,972)	$448,667

Average Deposits - QTD	$485,997	$-	$-	$(2,115)	$483,882

Rurban Financial Corp.
Segment Reporting
Six Months Ended June 30, 2009
($ in Thousands)

			Parent		Rurban
	Total	Data	Company	Elimination	Financial
Income Statement Measures	Banking	Processing	and Other	Entries	Corp.
Interest Income	$16,450	$30	$-	$(43)	$16,437

Interest Expense	5,220	89	794	(43)	6,060

Net Interest Income	11,230	(59)	(794)	-	10,377

Provision For Loan Loss	1,294	-	-	-	1,294

Non-interest Income	5,443	10,723	776	(1,597)	15,345

Non-interest Expense	12,814	8,579	1,787	(1,597)	21,583

Net Income YTD	$1,910	$1,376	$(1,179)	$-	$2,107

Performance Measures
Average Assets -YTD	$642,105	$21,226	$85,700	$(85,854)	$663,177

ROAA	0.59%	12.97%	-	-	0.64%

Average Equity - YTD	$67,149	$14,641	$63,203	$(81,790)	$63,203

ROAE	5.69%	18.80%	-	-	6.67%

Efficiency Ratio - %	74.93%	-	-	-	82.18%

Average Loans - YTD	$449,511	$1,028	$-	$(1,688)	$448,851

Average Deposits - YTD	$489,455	$-	$-	$(2,376)	$487,079

Rurban Financial Corp.
Proforma Performance Measurement
Quarterly Comparison - Second Quarter 2009
($ in Thousands)

	Total Banking	Data Processing	Parent Company	Elimination	Rurban Financial
			and Other	Entries	Corp.
Revenue
2Q09	$8,731	$5,316	$(19)	$(770)	$13,258
1Q09	$7,942	$5,348	$1	$(827)	$12,464
4Q08	$7,007	$5,381	$(18)	$(785)	$11,585
3Q08	$6,877	$5,294	$5	$(738)	$11,438
2Q08	$6,729	$5,285	$(15)	$(766)	$11,233
2nd Quarter Comparison	$2,002	$31	$(4)	$-	$2,025

Non-interest Expenses
2Q09	$6,505	$4,394	$979	$(770)	$11,108
1Q09	$6,309	$4,185	$808	$(827)	$10,475
4Q08	$5,254	$4,299	$798	$(785)	$9,566
3Q08	$5,003	$4,286	$728	$(738)	$9,279
2Q08	$4,812	$4,316	$748	$(766)	$9,110
2nd Quarter Comparison	$1,693	$78	$231	$-	$1,998

Net Income
2Q09	$1,048	$608	$(653)	$-	$1,003
1Q09	$863	$768	$(527)	$-	$1,104
4Q08	$1,146	$715	$(533)	$-	$1,328
3Q08	$1,233	$664	$(473)	$-	$1,424
2Q08	$1,217	$640	$(501)	$-	$1,356
2nd Quarter Comparison	$(169)	$(32)	$(152)	$-	$(353)

Average Assets
2Q09	$641,939	$22,166	$86,005	$(87,521)	$662,589
1Q09	$645,365	$20,256	$85,313	$(84,642)	$666,292
4Q08	$596,469	$19,804	$82,775	$(92,393)	$606,655
3Q08	$557,306	$20,344	$81,707	$(82,583)	$576,774
2Q08	$560,223	$20,214	$81,579	$(83,011)	$579,004
2nd Quarter Comparison	$81,716	$1,952	$4,426	$-	$83,585

ROAA
2Q09	0.65%	10.97%	-	-	0.61%
1Q09	0.53%	15.17%	-	-	0.66%
4Q08	0.77%	14.44%	-	-	0.88%
3Q08	0.88%	13.06%	-	-	0.99%
2Q08	0.87%	12.66%	-	-	0.94%
2nd Quarter Comparison	(0.22%)	(1.69%)	-	-	(0.33%)

Average Equity
2Q09	$67,760	$14,674	$63,823	$(82,434)	$63,823
1Q09	$66,532	$14,529	$62,692	$(81,061)	$62,692
4Q08	$63,224	$15,816	$60,686	$(79,040)	$60,686
3Q08	$59,899	$16,063	$59,717	$(75,962)	$59,717
2Q08	$59,395	$15,861	$59,671	$(75,256)	$59,671
2nd Quarter Comparison	$8,365	$(1,187)	$4,152	$-	$4,152

ROAE
2Q09	6.19%	16.57%	-	-	6.29%
1Q09	5.19%	21.14%	-	-	7.04%
4Q08	7.25%	18.08%	-	-	8.75%
3Q08	8.23%	16.53%	-	-	9.54%
2Q08	8.20%	16.14%	-	-	9.09%
2nd Quarter Comparison	(2.01%)	0.43%	-	-	(2.80%)

Efficiency Ratio
2Q09	72.67%	81.49%	-	-	82.11%
1Q09	77.41%	77.48%	-	-	82.24%
4Q08	73.15%	73.15%	-	-	80.92%
3Q08	71.13%	79.79%	-	-	79.60%
2Q08	69.85%	80.50%	-	-	79.56%
2nd Quarter Comparison	2.82%	0.99%	-	-	2.55%